LOAN AND SECURITY AGREEMENT

                                   DATED AS OF

                            __________________, 1997

                                 BY AND BETWEEN

                                COLE TAYLOR BANK

                                       AND

                           MEDICUS SYSTEMS CORPORATION

                COLE TAYLOR BANK - MEDICUS SYSTEMS CORPORATION -
                          LOAN AND SECURITY AGREEMENT


                                  EXHIBIT LIST


                                                         Exhibit No.

Collateral Locations                                       1.1(G)

Patents, Trademarks, Copyrights and Licenses               1.1(K)

Form of Software Agreement                                 1.1(Z)

Existing Indebtedness                                      5.1(F)

                           LOAN AND SECURITY AGREEMENT


     THIS  LOAN  AND  SECURITY   AGREEMENT  (the  "Agreement")  is  made  as  of
____________, 1997, by and between COLE TAYLOR BANK (the "Lender") and MEDICUS SYSTEMS CORPORATION ("Borrower").

         THE PARTIES HERETO agree as follows:


                                             ARTICLE ONE.  DEFINITIONS

     SECTION 1.1. DEFINED TERMS. In addition to terms defined elsewhere in this Agreement or any Supplement or Exhibit hereto, when used herein, the following terms shall have the following meanings:

     (A) "Account Debtor" shall mean any Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account Receivable or other Collateral.

     (B) "Accounts Receivable" shall mean any and all accounts (as such term is defined in the UCC) of Borrower and each and every right of Borrower to (i) the payment of money or (ii) the receipt or disbursement of products, goods, services or other valuable consideration, whether such right now exists or hereafter arises, whether such right arises out of a sale, lease or other disposition of Inventory, or out of a rendering of services, or any other transaction or event, whether such right is created, generated or earned by Borrower or by some other Person who subsequently transfers its interest to Borrower, whether such right is or is not already earned by performance, and howsoever such right may be evidenced, together with all other rights and interests (including all liens and security interests) which Borrower may at any time have by law or agreement against any Account Debtor or other Person obligated to make any such payment or against any property of such Account Debtor or other Person. Without limitation of the foregoing, all amounts due and owing from time to time pursuant to the Software Agreements shall be deemed to be Accounts Receivable.

     (C) "Affiliate" shall mean any Person which, directly or indirectly, owns or controls, on an aggregate basis, at least a five percent (5%) interest in any other Person, or which is controlled by or is under common control with any other Person.

     (D) "Business Day" means any day on which the Lender is open for business in Chicago, Illinois, other than a Saturday or Sunday.

     (E) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (F) "Collateral" shall mean the following property owned by Borrower, howsoever arising, wherever located and whether now owned or existing or hereafter existing or acquired:

     (i) all Equipment;

     (ii) all Accounts Receivable;

     (iii) all Inventory;

     (iv) any and all monies, reserves, deposits, deposit accounts, securities, cash, cash equivalents, balances, credits, and interest and dividends on any of the above, of or in the name of Borrower, now or hereafter with the Lender and any and all other property of any kind and description of or in the name of Borrower, now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Lender or any agent or bailee for the Lender;

     (v) all chattel paper, contract rights and instruments;

     (vi) all General Intangibles;

     (vii) all furniture and fixtures;

     (viii) all Software Agreements;

     (ix) all computer databases, flow diagrams, software, software systems, programs, research and stored information;

     (x) all source codes and object codes relating to the property listed in clause (ix) above;

     (xi) all books, records and computer records in any way relating to the above property;

     (xii) any and all substitutions, renewals, improvements, replacements, additions and proceeds of (i) through (xi) above, including, without limitation, proceeds of insurance policies.

     (G) "Collateral Locations" shall mean the locations set forth on Exhibit 1.1(G) attached hereto.

     (H) "Corporate Real Property" shall mean all of the real estate and the improvements thereon and thereto leased by Borrower at the premises commonly known as One Rotary Center, Suite 1111, Evanston, Illinois 60201.

     (I) "Documents" shall mean this Agreement, the Revolving Note, the Term Note and any other instruments or documents required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

     (J) "Equipment" shall mean all machinery and equipment owned by Borrower, wherever located, whether now owned or hereafter existing or acquired by Borrower, any additions thereon, accessions thereto or replacements of parts thereof.

     (K) "General Intangibles" shall mean all general intangibles (as such term is defined in the UCC) owned by Borrower, including, but not limited to goodwill, trademarks, trade names, licenses, patents, patent applications, copyrights, inventions, franchises, books and records of Borrower, designs, trade secrets, registrations, prepaid expenses, all rights to and payments of refunds, overpayments, rebates and return of monies, including, but not limited to, sales tax refunds, tax refunds, tax refund claims and rights to and payments of refunds, overpayments or overfundings under any pension, retirement or profit sharing plans and any guarantee, security interests or other security held by or granted to Borrower to secure payment by an Account Debtor of any of the Accounts Receivable. Without limitation of the foregoing, "General Intangibles" shall include the patents, trademarks, copyrights and licenses more fully described on Exhibit 1.1(K) attached hereto.

     (L) "Inventory" shall mean any and all goods, finished goods, whole goods, materials, raw materials, work-in-progress, components or supplies, wheresoever located and whether now owned or hereinafter acquired and owned by Borrower, including, without limitation, goods, finished goods, whole goods, materials, raw materials, work-in-process, components or supplies in transit, wheresoever located, whether now owned or hereafter acquired by Borrower, which are held for demonstration, illustration, sale or lease, furnished under any contract of service or held as raw materials, work-in-process for manufacturing or processing or supplies for manufacturing or processing, and all materials used or consumed in the business of Borrower, and shall include such other property, the sale or disposition of which has given rise to an Accounts Receivable and which has been returned to or repossessed or stopped in transit by or on behalf of Borrower, but shall not include property owned by third parties in the possession of Borrower.

     (M) "Interest Period" means any 90 day period as selected by the Borrower in the notice required to be sent by Borrower as set forth in Section 2.3 of this Agreement; provided, however, that each Interest Period is subject to the following:

     (i) If any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day;

     (ii) No Interest  Period may extend beyond the Revolver  Termination  Date;
and

     (iii) The interest rate for each Interest Period shall be applied from and including the first day of such Interest Period to, but excluding, the last day of such Interest Period.

     (N) "Interest Rate Option Conditions" shall mean all of the following:

     (i) no Event of Default shall have occurred; and

     (ii) Borrower's Tangible Stockholders Equity as reported in Borrower's accountant prepared financial statements required to be delivered to Lender pursuant to Section 5.1(A) of this Agreement is greater than or equal to $8,500,000.00; and

     (iii) no material adverse change has occurred in the business or financial condition of Borrower; and

     (iv) the date is after May 31, 1997.

     (O) "Interest Rate Reduction Conditions" shall mean all of the following:

     (i) no Event of Default shall have occurred; and

     (ii) Borrower's Tangible Stockholders Equity as reported in Borrower's accountant prepared financial statements required to be delivered to Lender pursuant to Section 5.1(A) of this Agreement is greater than or equal to $10,000,000.00; and

     (iii) no material adverse change has occurred in the business or financial condition of Borrower.

     (P) "Liabilities" shall mean all liabilities, indebtedness and obligations of Borrower to the Lender, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, but not limited to, all liabilities, indebtedness and obligations of Borrower to the Lender pursuant to any letter of credit, any standby letter of credit or any of the Documents and reasonable outside attorneys' and paralegals' fees or charges relating to the preparation of the Documents and the enforcement of Lender's rights, remedies, powers and security interests under this Agreement, including, but not limited to, the drafting of any documents in the preparation and enforcement of the Loans.

     (Q) "Libor" shall mean shall mean for each Interest Period, the rate of interest per annum as determined by Lender to be the rate (rounded upward, if necessary, to the nearest 1/16 of 1%) at which deposits of United States dollars in immediately available and freely transferable funds are offered to Lender in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period for a period equal to such Interest Period and in an amount equal to the applicable Libor Portion to be outstanding from Lender during such Interest Period.

     (R) "Libor Portion" and "Libor Portions" shall have the meanings set forth in Section 2.3(B) of this Agreement.

     (S) "Loan" shall mean individually, and "Loans" shall mean collectively, each of the Revolving Loans.

     (T) "Net Worth" shall mean the total amount of issued and outstanding capital stock, plus paid in capital and retained earnings and less treasury stock.

     (U) "Note" shall mean the Revolving Note.

     (V) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

     (W) "Portion" shall have the meaning set forth in Section 2.3(B) of this Agreement.

     (X) "Prime Rate" shall mean, as of the date of any determination, the rate per annum then most recently announced publicly by the Lender as its prime rate of interest in Chicago, Illinois. The Prime Rate is the interest rate charged by the Lender on commercial loans to a substantial number of the Lender's good business customers, but it is not necessarily the Lender's lowest interest rate charged to any customer. The Prime Rate is subject to change by the Lender without notice of any kind, except as set forth in the first sentence of this clause.

     (Y) "Prime Rate Portion" shall have the meaning set forth in Section 2.3(B) of this Agreement.

     (Z) "Software Agreement" shall mean individually, and "Software Agreements" shall mean collectively, each agreement or license given by Borrower to its customers or by and between Borrower and any of its customers for the use, license and/or maintenance of computer programs and software, whether now existing or hereinafter arising, including, but not limited to, the form of agreement attached hereto as Exhibit 1.1(Z).

     (AA) "Tangible Stockholders Equity" shall mean Borrower's Net Worth minus the capitalized value of Borrower's software products net of accumulated amortization.

     (BB) "UCC" shall mean the Uniform Commercial Code as enacted and amended in the State of Illinois.

     SECTION 1.2. OTHER TERMS. Accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles in effect from time to time. Terms used in this Agreement which are defined in the UCC, shall, unless the context indicates otherwise or unless otherwise defined in this Agreement, have the meanings provided for by the UCC.

                               ARTICLE TWO. LOANS

     SECTION 2.1. LOAN AMOUNT. Subject to the terms and conditions of this Agreement, on the date upon which all of the terms and conditions of the Documents have been met or fulfilled to the satisfaction of Lender (the "Closing Date"), the Lender agrees to make loans in the aggregate to the Borrower on a revolving basis (such loans being herein called individually a "Revolving Loan" and collectively the "Revolving Loans") from time to time in such amounts as the Borrower may from time to time request up to the maximum amount of $2,500,000.00 (the "Line of Credit"); provided, however, that (A) repayments from time to time of the Line of Credit shall be available to be reborrowed pursuant to the terms and conditions of this Agreement; and (B) if the Revolving Loans outstanding at any time or from time to time exceeds the advance limitations described above, Borrower shall pay on demand to the Lender such amount necessary to eliminate such excess; and (C) the Lender's commitment to make Revolving Loans shall remain in effect for a period to and including October 10, 1999 (the "Revolver Termination Date"); and (5) notwithstanding anything else contained in this Agreement, (i) upon the occurrence and continuance of any Event of Default, and in every such event, the Lender may, in its sole discretion, immediately cease to make Revolving Loans; and (ii) Borrower shall repay to the Lender on the Revolver Termination Date all Revolving Loans, plus interest accrued to the date of payment.

     SECTION 2.2. USE OF LOAN PROCEEDS. The proceeds of any borrowing by the Borrower pursuant to the Revolving Loans shall be used by the Borrower solely for refinancing existing indebtedness of the Borrower, providing working capital for Borrower and paying for operating expenses of the Borrower and the fees, costs and expenses of the Lender as provided for in this Agreement.

     SECTION 2.3. REVOLVING NOTE.

     (A) General. The Revolving Loans shall be evidenced by a promissory note (herein called the "Revolving Note") in form and manner satisfactory to Lender, dated the date first above written, payable to the order of the Lender, in the principal amount of the Maximum Line of Credit Amount. The date and amount of each Revolving Loan made by the Lender and of each repayment of principal thereon received by the Lender shall be recorded by the Lender in the records of the Lender and the aggregate unpaid principal amount shown on such records shall be rebuttable, presumptive evidence of the principal owing and unpaid on the Revolving Note. The failure to record any such amount on such records shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Revolving Note to repay the principal amount of the Revolving Loans together with all interest accruing thereon. The unpaid principal amount from time to time outstanding on the Revolving Loans shall be payable as set forth in the Revolving Note. Lender is hereby authorized to debit any of the Borrower' accounts with Lender and/or make a Revolving Loan with the proceeds disbursed directly to Lender to make the required payments pursuant to this Section.

     (B) Interest Rate Options.

     (i) Interest Rate Option Conditions Not Met. Unless and until all of the Interest Rate Option Conditions shall have been met, the unpaid principal amount of the Revolving Note shall only bear interest at the Prime Rate, as in effect from time to time; provided, however, that upon the occurrence of any Event of Default, the unpaid amounts due and owing pursuant to the Revolving Note shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 4% to the interest rate which would otherwise be applicable thereto from time to time. Any change in the interest rate on the Revolving Note resulting from a change in the Prime Rate shall be and become effective as of and on the date of the relevant change in the Prime Rate. Interest accruing pursuant to this clause (i) shall be due and payable on the first day of each month.

     (ii) Interest Rate Option Conditions Met. Commencing with the date on which all of the Interest Rate Option Conditions shall have been met, the unpaid principal amount of the Revolving Note shall bear interest as described in this
Section 2.3(B)(ii).

     (a) Option. Subject to all of the terms and conditions of this Agreement, commencing with the date on which all of the Interest Rate Option Conditions shall have been met, portions of the principal indebtedness evidenced by the Revolving Note (all of the indebtedness evidenced by the Revolving Note bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of Borrower, bear interest with reference to the Prime Rate (the "Prime Rate Portion") or with reference to the Libor (individually, a "Libor Portion" and collectively, the Libor Portions") and Portions may be converted at the option of Borrower from time to time from one basis to another. All of the indebtedness evidenced by the Revolving Note which is not part of a Libor Portion shall constitute a single Prime Rate Portion. All of the indebtedness evidenced by the Revolving Note which bears interest with reference to a particular Libor for a particular Interest Period shall constitute a single Libor Portion.

     (b) Prime Rate Portion. The Prime Rate Portion shall bear interest at the Prime Rate as in effect from time to time, minus (I) 1/4% unless and until all of the Interest Rate Reduction Conditions shall have been met; and (II) 1/2% commencing with the date on which all of the Interest Rate Reduction Conditions shall have been met; provided, however, that upon the occurrence of any Event of Default, such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 4% to the interest rate which would otherwise be applicable thereto from time to time. Any change in the interest rate on the Prime Rate Portion resulting from a change in the Prime Rate shall be and become effective as of and on the date of the relevant change in the Prime Rate. Interest on the Prime Rate Portion shall be due and payable on the first day of each month.


     (c) Libor Portions. Each Libor Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding (I) 2.25% unless and until all of the Interest Rate Reduction Conditions shall have been met to Libor for such Interest Period; and (II) 2.00% commencing with the date on which all of the Interest Rate Reduction Conditions shall have been met to Libor for such Interest Period, provided, however, that upon the occurrence of any Event of Default such Portion shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 4% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such Libor Portion shall automatically be converted into and added to the Prime Rate Portion and shall thereafter bear interest at the interest rate applicable to the Prime Rate Portion after the occurrence of an Event Default. At any time and from time to time, Borrower may identify no more than 5 Libor Portions of the outstanding principal balance of the Line of Credit. Each Libor Portion shall be in a minimum amount of $250,000.00. Interest on each Libor Portion shall be due and payable on the last day of each Interest Period applicable thereto and at maturity (whether by lapse of time, acceleration or otherwise) and, with respect to any Interest Period applicable to a Libor Portion in excess of three (3) months, then on the date occurring every three (3) months after the date such Interest Period began and at the end of such Interest Period, and interest after maturity shall be due and payable upon demand. Borrower shall notify Lender on or before 9:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a Libor Portion whether such Libor Portion is to continue as a Libor Portion, in which event Borrower shall notify Lender of the new Interest Period selected therefor, and in the event Borrower shall fail to so notify Lender, such Libor Portion shall automatically be converted into and added to the Prime Rate Portion as of and on the last day of such Interest Period.
Anything contained herein to the contrary notwithstanding, the obligation of Lender to create, continue or effect by conversion any Libor Portion shall be conditioned upon the fact that at the time no Event of Default shall have occurred and be continuing.

     (C) Manner of Option Rate Selection for Revolving Note. Borrower shall notify Lender (i) by 9:00 a.m. (Chicago time) at least three (3) Business Days prior to the date upon which it requests that any Libor Portion be created or that any part of the Prime Rate Portion be converted into a Libor Portion, (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor); and (ii) by 1:30 p.m. (Chicago time) on the Business Day upon which it requests that any Prime Rate Portion be created. If any request is made to convert a Libor Portion into a Prime Rate Portion available hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance or conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and Lender is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person Lender in good faith believes to be a person authorized to act on behalf of Borrower hereunder, Borrower hereby indemnifying Lender from any liability or loss ensuing from so acting. Each determination of Libor made by Lender shall be conclusive and binding absent manifest error.

     (D) Change of Law. Notwithstanding any other provisions of the Documents, if at any time Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for Lender to create or continue to maintain any Libor Portion, it shall promptly so notify Borrower and the obligation of Lender to create, continue or maintain such Libor Portion under this Agreement shall terminate until it is no longer unlawful for Lender to create, continue or maintain such Libor Portion. Borrower, on demand, shall, if the continued maintenance of any Libor Portion is unlawful, at its option, either (i) thereupon prepay the outstanding principal amount of the affected Libor Portion, together with all interest accrued thereon and all other amounts payable to Lender with respect thereto under this Agreement; or (ii) convert the principal amount of the affected Portion into the Prime Rate Portion available hereunder, subject to the terms and conditions of this Agreement.

     (E) Unavailability of Deposits or Inability to Ascertain Libor. Notwithstanding any other provision of this Agreement or of the Revolving Note, if prior to the commencement of any Interest Period, Lender shall determine that deposits in the amount of any Libor Portion scheduled to be outstanding during such Interest Period are not readily available to Lender in the relevant market or by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Libor, then Lender shall promptly give notice thereof to Borrower and the obligations of Lender to create, continue or effect by conversion any Libor Portion in such amount and for such Interest Period shall terminate and the interest rate on the Revolving Note shall be converted into a Prime Rate Portion; provided, however, that when deposits in such amount and for the Interest Period selected by Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Libor, Lender shall so notify Borrower and Borrower then shall have the option of reconverting the method of computing the interest rate on the Prime Rate Portion into a Libor Portion.

     (F) Taxes and Increased Costs. With respect to any Libor Portion, if Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending branch or the Libor Portions contemplated by this Agreement (whether or not having the force of law) shall:

     (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, Lender which is not in any instance already accounted for in computing the interest rate applicable to such Libor Portion;

     (ii) subject Lender, any Libor Portion or the Revolving Note to the extent it evidences such Portion, to any tax (including, without limitation, any United Stated interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any Libor Portion or the Revolving Note to the extent it evidences such Portion, except such taxes as may be measured by the overall net income or gross receipts of Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which Lender's principal executive office or its lending branch is located;

     (iii) change the basis of taxation of payments of principal and interest due from Borrower to Lender hereunder or under the Revolving Note to the extent it evidences any Libor Portion (other than by a change in taxation of the overall net income or gross receipts of Lender); or

     (iv) impose on Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, its disbursement, any Libor Portion or the Revolving Note to the extent it evidences any Libor Portion; and Lender shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to Lender of creating or maintaining any Libor Portion hereunder or to reduce the amount of principal or interest received or receivable by Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the interest rate on the Revolving Note shall be converted to the Prime Rate Portion. If Lender makes such a determination, Lender shall provide to Borrower a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

     (G) Funding Indemnity. In the event Lender shall incur any loss of profit, and any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by Lender to fund or maintain any Libor Portion, or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to Lender) as a result of:

     (i) any payment of a Libor Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after the occurrence of any Event of Default, and whether or not such payment is required by any provisions of this Agreement; or

     (ii) any failure by Borrower to create, borrow, continue or effect by conversion a Libor Portion on the date specified in a notice given pursuant to this Agreement; then upon the demand of Lender, Borrower shall pay to Lender such amount as will reimburse Lender for such loss, cost or expense. Without limitation of the foregoing, any prepayment of a Libor Portion on a date other than the last day of the then applicable Interest Period shall be accompanied by a prepayment penalty equal to the loss Lender shall suffer as a result of Libor as calculated on the date of such prepayment for the period of time equal to the Interest Period for such Libor Portion being prepaid being less than Libor applicable to the Libor Portion being prepaid. If Lender requests such a reimbursement Lender shall provide Borrower with a certificate setting forth the computation of the loss of profit and any loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined.

     (H) Lending Branch. Lender may, at its option, elect to make, fund or maintain Portions of the Loans hereunder at such of its branches or offices as Lender may from time to time elect.

     (I) Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of the Revolving Note in any manner Lender sees fit; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Lender had actually funded and maintained each Libor Portion, or its share thereof, during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of such Libor Portion, having a maturity corresponding to such Interest Period and bearing an interest rate equal to the interest rate applicable to such Libor Portion for such Interest Period.

     (J) Prepayments on Libor Portions. Borrower may prepay any Libor Portion of the Revolving Note only on the last date of the then applicable Interest Period, in whole or in part (but, if in part, then in an amount not less than $100,000.00 or such greater amount which is an integral multiple of $100,000.00) upon three (3) Business Days' prior notice to Lender (which notice shall be irrevocable once given, must be received by Lender no later than 9:00 a.m. (Chicago time) on the third Business Day preceding the date of such prepayment and shall specify the principal amount to be repaid). Any such prepayment shall be effected by payment of the principal amount to be prepaid and accrued interest thereon to the end of the applicable Interest Period.

     (K) Notations and Requests. All Revolving Loans made against the Revolving Note, the status of all amounts evidenced by the Revolving Note as constituting part of the Prime Rate Portion or a Libor Portion and the rates of interest and Interest Periods applicable to such Portions shall be recorded by Lender on its books and records or, at its option in any instance, endorsed on schedules to the Revolving Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by Lender shall be prima facie evidence in any court or other proceeding brought to enforce the Revolving Note of the principal amount remaining unpaid thereon, the status of the Revolving Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; provided, however, that the failure of Lender to record any of the foregoing shall not limit or otherwise affect the obligation of Borrower to repay the principal amount of the Revolving Note together with accrued interest thereon.

     SECTION 2.4. REQUESTS FOR REVOLVING LOANS. Subject to the terms and provisions of this Agreement, each request by the Borrower for any draw under the Line of Credit shall be made in accordance with Lender's Automatic Loan Manager Program.


                            ARTICLE THREE. COLLATERAL

     SECTION 3.1. SECURITY INTERESTS. To secure payment of the Liabilities, Borrower hereby irrevocably pledges, assigns, transfers, conveys and sets over to the Lender and hereby grants to the Lender a first and paramount security interest in and to the Collateral, howsoever arising, wherever located and whether now owned or existing or hereafter existing or acquired.

     SECTION 3.2. PERFECTION AND FILING REQUIREMENTS. Borrower shall perform any and all acts requested by the Lender to establish, maintain and continue the Lender's security interests and liens in the Collateral, including but not limited to, executing financing statements and such other instruments and documents when and as reasonably requested by the Lender.

     SECTION 3.3. COLLECTION OF ACCOUNTS RECEIVABLE.

     (A) Borrower shall establish a "lock box" account at the Lender (the "Lock Box"), subject to the control of the Lender, and pursuant to Lender's standard form lock-box agreement (the "Lock Box Agreement"). Borrower, at its expense, will notify or cause to be notified all Account Debtors to pay directly any sum or sums then due or to become due on the Accounts Receivable to the Lock Box.

     (B) Unless  otherwise  provided  herein and  subject to the  provisions  of
Section 3.3(A) of this Agreement, Borrower may collect through the Lock Box at its own expense the Accounts Receivable in the ordinary course of business; provided, however, that Borrower's authorization to collect through the Lock Box the Accounts Receivable is subject to the following:

     (i) The Lender, at any time after the occurrence of an Event of Default, may, in its sole discretion, notify any or all of the Account Debtors that (1) the Accounts Receivable have been assigned to the Lender; and/or (2) that all further payments on the Accounts Receivable should be paid solely to the Lender. When requested by the Lender after the occurrence of an Event of Default, Borrower at its expense will notify or cause to be notified any or all Account Debtors to pay directly to the Lender any sum or sums then due or to become due on the Accounts Receivable or any part thereof and all bills and statements thereafter sent by Borrower to such Account Debtors shall state that the same have been assigned to the Lender and are payable solely to the Lender;

     (ii) In the event an Account Debtor is notified under Subsection 3.3(B)(i) of this Agreement or one or more Events of Default have occurred under the terms of this Agreement, the Lender shall have and succeed to all rights, remedies, securities and liens of Borrower in respect to such Accounts Receivable or other Collateral, including, but not limited to, the right of stoppage in transit of any merchandise, guarantees or other contracts or suretyship with respect to any such merchandise, warranties, unpaid seller's liens, statutory liens, artisans' liens, or the right to other collateral security held by or to which Borrower is entitled for the payment of any such merchandise, and shall have the right to enforce the same in its name or to direct the enforcement thereof by Borrower for the benefit of the Lender, and Borrower shall, at the request of the Lender, deliver to the Lender a separate written assignment of any of the same. The Lender, however, shall not incur any obligation or liability of Borrower to any Account Debtor, including, but not limited to, obligations or liabilities pursuant to any con tract, agreement, warranty, guarantee, judicial decree or jury award. The Lender, in such an event, is also hereby irrevoc ably authorized to receive, open and dispose of all mail addressed to Borrower, to notify the Post Office authorities to change the address for delivery of Borrower's mail to an address designated by the Lender, to endorse Borrower's name on all notes, checks, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever, and any other instruments or documents received howsoever in payment of the Accounts Receivable, or any part thereof, and the Lender or any officer or employee thereof is hereby irrevocably constituted and appointed agent and attorney-in-fact for Borrower for the foregoing purpose;

     (iii) Borrower shall not collect, compromise or accept any sum in full payment or satisfaction of any of the Accounts Receivable for materially less than the amount due without the express written consent of the Lender, except in the ordinary course of business; and

     (iv) The Lender may directly request the Account Debtors for written confirmations of the Accounts Receivable at any time whether before or after the occurrence of an Event of Default.

     (C) All collections of Accounts Receivable through the Lock Box shall be deposited into a cash collateral account located at and controlled by Lender and for bookkeeping purposes be credited against the Line of Credit (1) banking day after the date of deposit into such cash collateral account with Lender; provided, however, that (i) all such credits shall be and are conditional credits which shall only become final upon collection in immediately available funds; and (ii) any funds that are electronically transferred from another financial institution to such cash collateral account shall for bookkeeping purposes be credited against the Line of Credit one (1) banking day after the date of deposit into such cash collateral account.

     SECTION 3.4. USE OF COLLATERAL. Borrower shall at all times keep the Collateral in good condition and repair and free and clear of all unpaid charges (including, but not limited to, taxes), liens and encumbrances, and shall pay or cause to be paid all obligations as they come due, including but not limited to, mortgage payments, real estate taxes, assessments and rent due on the premises where the Collateral is or may be located, except for charges, liens, encumbrances and obligations being contested in good faith by Borrower and for which adequate reserves have been established. Borrower agrees that (except as provided in the immediately preceding sentence) in the event Borrower fails to pay such obligations, the Lender may, at its sole and arbitrary discretion, pay such obligations for the account of Borrower. The Lender may, in its sole discretion, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral and may, in its sole and arbitrary discretion, pay for the maintenance and preservation of the Collateral. Any payments made by the Lender pursuant to this Section shall be repayable to the Lender by Borrower immediately upon the Lender's demand therefor, with interest at a rate equal to the highest interest rate described in the Note in effect from time to time during the period from and including the date funds are so expended by the Lender to the date of repayment, and any such amounts due and owing the Lender shall be an additional obligation of Borrower to the Lender secured hereunder.

     SECTION 3.5. SOFTWARE AGREEMENTS. As additional security for the payment of the Liabilities, Borrower shall execute and deliver an assignment of all of the Software Agreements (the "Software Assignment"), in form and manner satisfactory to Lender.

     SECTION 3.6. PATENTS, TRADEMARKS AND LICENSES. As additional security for the payment of the Liabilities, the Borrower shall execute and deliver to Lender a patent, trademark and license security agreement (the "Patent and Trademark Agreement") pursuant to which all of the patents, trademarks and licenses of the Borrower are pledged to Lender, in form and manner satisfactory to Lender.

     SECTION 3.7. COPYRIGHTS AND LICENSES. As additional security for the payment of the Liabilities, the Borrower shall execute and deliver to Lender a copyright and license security agreement (the "Copyright Agreement") pursuant to which all of the copyrights and licenses of the Borrower are pledged to Lender, in form and manner satisfactory to Lender.


     SECTION 3.8. CROSS COLLATERALIZATION. The Borrower acknowledges and agrees that (A) the Collateral secures all of the Loans and (B) Lender shall not release any lien on the Collateral unless and until all the Liabilities are paid in full.


                  ARTICLE FOUR. REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. BORROWER. Borrower represents and warrants to the Lender that:

     (A) Organization, Etc. It is duly organized, validly existing and in good standing under the laws of the State of its incorporation and is duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, the failure to be so qualified will have a material adverse effect on the Borrower's business.

     (B) Authorization: No Conflict. The execution and delivery of the Documents are all within the corporate powers of it, have been duly authorized by all necessary action, have, or by the time of their execution and delivery shall have, received all necessary governmental or regulatory approval (if any shall be required), and do not and will not contravene or conflict with any provision of (i) law, rule, regulation or ordinance, (ii) the certificate of incorporation or by-laws of it; or (iii) any agreement binding upon it or any of their properties, as the case may be.

     (C) Validity and Binding Nature. The Documents executed by it are the legal, valid and binding obligations of it, enforceable against it, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and except as the availability of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (D) Title to Assets. Except as set forth in Section 4.1(E) of this Agreement, it has good and marketable title to all assets owned by it, including, but not limited to, the Collateral, subject to no (i) liens, encumbrances, security interests, or mortgages; (ii) zoning, building, fire, health or environmental code violations of any governmental authority; and (iii) violations of any covenants, conditions or restrictions of record.

     (E) Liens. None of its assets are subject to any lien, encumbrance or security interest, except (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established; (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and for which adequate reserves have been established, but not involving any deposits, advances or borrowed money or the deferred purchase price of property or services; (iii) liens in favor of Lender; and (iv) liens specifically permitted pursuant to this Agreement.

     (F) Financial Statements. Its financial statements which have been previously delivered to Lender have been prepared on a basis and in conformity with generally accepted accounting principles consistently applied, are true and correct and fairly present the consolidated financial condition of it as at the dates of such financial statements and the results of its operations for the periods then ended, and since the date of the latest financial statement delivered to Lender there has been no material adverse change in its financial condition or operations.

     (G) Litigation and Contingent Liabilities. No litigation or arbitration, administrative or governmental proceedings are pending or to the knowledge of Borrower threatened against it which would, if adversely determined, materially and adversely affect its financial condition or continued operations.

     (H) No Violations of Laws. It (i) is not in material violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court; and (ii) has obtained all required permits, certificates, licenses, approvals and other authorizations from governmental agencies and entities (whether federal, state or local) necessary to carry on its operation.

     (I) Burdensome Obligations. Except for indentures, agreements, leases, contracts, deeds or other instruments entered into in the ordinary course of business that are not otherwise precluded or prohibited pursuant to the Documents, it is not a party to any indenture, agreement, lease, contract, deed or other instrument, or subject to any partnership restrictions which could reasonably be expected to materially and adversely affect or impair the business, assets, operations, properties, or condition, financial or otherwise, of it.

     (J) Taxes. All federal, state and local tax returns required to be filed by it have been filed with the appropriate governmental agencies and all taxes due and payable by it have been timely paid.

     (K) No Default or Event of Default. No event or condition exists under any material agreement, instrument or document to which it is a party or may be subject, or by which it or any of its properties are bound, which constitutes a default or an event of default thereunder, or will, with the giving of notice, passage of time, or both, would constitute a default or event of default thereunder.

     (L) Employee Benefit Plans. Each employee benefit plan, if any, (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time) maintained by it complies in all material respects with all applicable requirements of law and regulations and all payments and contributions required to be made with respect to such plans have been timely made.

     (M) Federal Laws and Regulations. It is not (i) an "investment company" or a company "controlled", whether directly or indirectly, by an "investment company", within the meaning of the Investment Company Act of 1940, as amended;
(ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

     (N) Fiscal Year. The fiscal year of it ends on May 31 of each year.

     (O) Officers of It. Each Person listed below holds the respective office or offices in it set forth next to such Person's name:

                   Name                                      Office

                   Patrick Sommers                           President

     (P) Genuineness of Accounts Receivable. All the Accounts Receivable of it are genuine and were incurred in the ordinary course of business and are not in default or have been adequately provided for within reserves.

     (Q) Collateral Locations. All of the tangible Collateral is located at the Collateral Locations.


                             ARTICLE FIVE. COVENANTS

     SECTION 5.1. BORROWER. Until all the Liabilities are paid in full, the Borrower covenants and agrees that:

     (A) Financial  Statements and  Certificates.  It will furnish to the Lender
(i) within 90 days after the close of each fiscal year of it, a copy of (a) the annual audited report of it consisting of at least a balance sheet, statement of operating results and retained earnings, statement of cash flows and notes to financial statements, profit and loss statement and statement of changes in financial position of it prepared on a consolidating and consolidated basis and in conformity with generally accepted accounting principles, duly prepared by certified public accountants of recognized standing selected by it and approved by the Lender, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Event of Default that has occurred and is continuing, or if they have become aware of any such event, describing it and the steps, if any taken or being taken to cure it; and (b)
Borrower's annual Management Letter prepared by Borrower's certified public accountants; (ii) within 45 days after the end of each fiscal quarter, a copy of its form 10Q filed with the securities and exchange commission; (iii) within 30 days after the end of each fiscal quarter, (1) a statement showing age and reconciliation of its Accounts Receivable for the preceding month in such form and detail as Lender may reasonably request; and (2) a certificate signed by the President or chief financial officer of it providing that the financial statements being provided to Lender pursuant to clause (iii)(1) above are true and correct; (iv) copies of all federal and state tax returns of it, including, but not limited to, requests for extensions of such tax returns, when and as filed; (v) copies of any and all reports, examinations, notices, warnings and citations issued by any governmental or quasi-governmental (whether federal, state or local), unit, agency, body or entity with respect to it; and (vi) such other information as the Lender from time to time reasonably requests.

     (B) Books, Records and Inspections. It will (i) maintain complete and accurate books and records; (ii) permit reasonable access by the Lender to the books and records of it; and (iii) permit the Lender, upon reasonable notice, to inspect the properties, whether real or personal, and operations of it.

     (C) Insurance. It will maintain such insurance as may be required by law and such other insurance to the extent and against such hazards and liabilities as is customarily maintained by companies similarly situated. All property insurance policies with respect to the Collateral shall contain loss payable clauses in form and substance reasonably satisfactory to the Lender, naming the Lender as a loss payee as its interest may appear, and providing that such policies and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days prior written notice thereof has been given to the Lender. All insurance proceeds received by the Lender may be retained by the Lender, in its sole discretion, for application to the payment of any of the principal or interest on the Liabilities then due and owing the Lender by it as the Lender may determine.

     (D) Taxes and Liabilities. It will pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established.

     (E) Restriction on Dividends. It will not declare or pay, or authorize a declaration or payment of, any dividend, whether a cash dividend or stock dividend, or make any distribution in cash, property or securities in respect of, any class of its capital stock.

     (F) Indebtedness. It will not incur or permit to exist any indebtedness or liability for borrowed money or for the deferred purchase price of any property or any services, except (i) the Loans; (ii) current accounts payable or other liabilities arising in the ordinary course of business; and (iii) existing indebtedness more fully described on Exhibit 5.1(F) attached hereto.

     (G) Liens. It will not create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any assets now owned or hereafter acquired and owned, except (i) liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established; (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established and not involving any advances or borrowed money or the deferred purchase price of property or services; (iii) liens in favor of Lender; and (iv) those described in Section 4.1(E) of this Agreement.

     (H) Guaranties, Loans or Advances. It will not become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or to its order.

     (I) Mergers, Consolidations and Sales. It will not be a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign, with or without recourse, any Accounts Receivable, except with the prior written consent of the Lender.

     (J) Self-Dealing. It shall not purchase, acquire or lease any property from, or sell, transfer or lease any property to (a) any Affiliate, (b) any officer, director or shareholder of it or any Affiliate, (c) any member of the immediate family of any of the foregoing, except on terms comparable to the terms which would prevail in an arms-length transaction between unaffiliated third parties.

     (K) Violation of Law. It will not materially violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body.

     (L) Unconditional Purchase Obligations. It will neither enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     (M) Maintenance of Business. It will preserve its corporate existence in the jurisdiction of establishment, as that may be from time to time, and it will not operate in any business other than a business substantially the same as the business of it as in effect on the date of this Agreement.

     (N) Employee Benefit Plans. It will (i) maintain each employee benefit plan as to which it may have any liability in substantial compliance with all applicable requirements of law and regulations; (ii) make all payments and contributions required to be made pursuant to such plans in a timely manner; and
(iii) neither establish any new employee benefit plan, agree or contribute to any multi-employer plan nor amend any existing employee pension benefit plan in a manner which would increase its obligation to contribute to such plan.

     (O) Use of Proceeds. It will not permit any proceeds of the Loans to be used either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time. (P) Good Title. It shall at all times maintain good and marketable title to all of its assets.

     (Q) Officers of Borrower. One of the following Persons listed below will at all times hold the respective office or offices in it set forth next to such Person's name:

Name                                Office
Patrick Sommers                     President
Daniel P. DiCaro                    Vice President and Chief Financial Officer

     (R) Collateral Locations; Material Adverse Change. It shall give the Lender
(i) 30 days prior written notice of the location of any Collateral at any place other than the Collateral Locations; and (ii) prompt written notice of any event, occurrence or other matter which has resulted or may result in a material adverse change in its financial condition or business operations.

     (S) Fiscal Year. The fiscal year of it shall end on May 31 of each year.

     (T) Bank Accounts. It shall maintain with Lender all of its business checking and money market accounts; provided, however, that Borrower's accounts related to its 401K Plan shall not be covered by this Section.

     (U) Debt to Tangible Stockholders Equity Ratio. It shall not cause, suffer or permit the ratio of (i) its total consolidated liabilities minus deferred revenues to (ii) its Tangible Stockholders Equity to be greater than 2.0 to 1.0 at any time.

     (V) Tangible Stockholders Equity. It shall not cause, suffer or permit its Tangible Stockholders Equity to be less than $5,500,000.00 at any time.

     (W) Minimum Net Income. It shall have a net income after taxes of at least $750,000.00 for the fiscal year ending May 31, 1998.

     (X) Line of Credit. For a period of 30 consecutive days during each fiscal year of it, there shall be no Revolving Loans outstanding under the Line of Credit.


                        ARTICLE SIX. CONDITIONS PRECEDENT

     SECTION 6.1. SPECIAL CONDITIONS PRECEDENT TO THE MAKING OF THE FIRST LOAN. Lender's obligation to make the first Loan is subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with the making of such first loan:

     (A) Delivery of Documents. The Lender shall have received each of the following, in form and substance satisfactory to the Lender and its counsel, and where applicable, duly executed and recorded:

     (i) Certificates of the Secretary of Borrower certifying as to (a) all corporate actions taken and consents made by Borrower to authorize the transactions provided for or contemplated under this Agreement and the execution, delivery and performance of the Documents; and (b) the names of the officers or employees of Borrower authorized to sign the Documents, together with a sample of the true signature of each such Person. (Lender may conclusively rely on such certificates until formally advised by a like certificate of any changes therein.);

          (ii) Acknowledgment copies from the appropriate governmental authority of all Uniform Commercial Code financing statements required to perfect the Lender's security interests in the Collateral;

          (iii) Copies of Uniform Commercial Code, tax lien and judgment searches made with such governmental offices as Lender deems necessary;

          (iv) Certificates of insurance and loss payable clauses covering the Collateral and meeting the requirements of this Agreement;

          (v) The Revolving Note;

          (vi) The Lock Box Agreement;



          (vii) The Software Assignment;

          (viii) The Patent and Trademark Agreement;

          (ix) The Copyright Agreement;

          (x) The executed opinion of counsel of counsel to Borrower, addressed to the Lender and dated the date of this Agreement;

          (xi)  Certified   copies  of  the  Certificate  of
          Incorporation or Charter and By-laws of Borrower, as restated or amended as to the date of this Agreement;

          (xii) Certificates of good standing for Borrower in the jurisdiction of its incorporation, in the principal places in which it conducts business and in places in which it owns real estate and/or Collateral;

          (xiii) A writing from Borrower's certified public accountants (selected by Borrower and approved by Lender) addressed to Lender acknowledging that (a) all financial statements prepared by such accountants are also being prepared for the benefit of Lender and (b) Lender shall rely on such financial statements;

          (xiv) Such other instruments or documents as the Lender may reasonably request.

     SECTION 6.2. GENERAL CONDITIONS PRECEDENT TO EACH LOAN. In addition to all other requirements of this Agreement, including, but not limited to, those set forth in Section 6.1 of this Agreement, Lender's obligation to make each Loan is subject to the fulfillment of each and every of the following conditions prior to or contemporaneously with the making of each and every such Loan:

     (A) No Event of Default. No Event of Default shall have occurred and be continuing, may occur with the giving of notice, the passage of time or both or shall result from the making of any Loan.

     (B) No Material Adverse Change. There shall have been no material adverse change in the business of the Borrower or the financial condition of the Borrower from the most recent financial statements submitted by Borrower to Lender.

     (C) Continuation of Representations and Warranties. The representations and warranties contained in this Agreement shall be true and correct in all material respects as of the making of any Loan, with the same effect as though made on such dates.


                        ARTICLE SEVEN. EVENTS OF DEFAULT

     SECTION 7.1. EVENTS OF DEFAULT. Each of the following acts, occurrences or omissions shall constitute an event of default under this Agreement (herein referred to as an "Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body or tribunal:


     (A) Borrower shall default in the payment when due of any amount due and owing to the Lender under the Note; or

     (B) Except for the Event of Default set forth in Section 7.1(A) of this Agreement, default, and continuance thereof for 30 days after written notice thereof to Borrower by the Lender, in the payment of any other amount owing by Borrower to the Lender pursuant to the Documents or pursuant to any other agreement, note, instrument or guarantee; or

     (C) Any representation or warranty made by Borrower contained in the Documents shall at any time prove to have been incorrect in any material respect when made; or

     (D) Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under the Documents (not constituting an Event of Default under any other clause of this Section 7.1 of this Agreement) and such default shall continue unremedied for 30 days after written notice thereof shall have been given by the Lender to Borrower; or

     (E) Either: (i) Borrower shall become insolvent or generally fail to pay, or admit in writing its inability to pay, such Person's debts as they become due, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Borrower or Borrower makes an assignment for the benefit of creditors; provided, however, that no Event of Default shall exist pursuant to this Subsection E, Clause (i) due to an involuntary bankruptcy case, proceeding or petition filed against Borrower unless such involuntary case, proceeding or petition shall not have been dismissed or withdrawn within 60 days after the date of such involuntary filing; or (ii) corporate or other action shall be taken by Borrower for the purpose of effectuating any of the foregoing; or

     (F) If notice is given that the Collateral, or any part of the Collateral, is subject to levy, attachment, seizure, or confiscation or uninsured loss; provided, however, that the deductible amount on any insurance policy currently in effect on the Collateral shall not be considered an uninsured loss pursuant to this Subsection; or

     (G) Borrower shall be dissolved, whether voluntarily or involuntarily and such Person has not taken all actions required to become reinstated; or

     (H) Subject to any applicable cure and/or notice periods, any material default shall occur under any material agreement, document or instrument binding upon the Borrower, or the assets of any Borrower, including, but not limited to, any default in the payment when due of any principal of or interest on any indebtedness for money borrowed or guaranteed by the Borrower, or any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Borrower with respect to any purchase or lease of any real or personal property or services;

     (I) Lender, in good faith, deems itself reasonably insecure for any reason due to any material adverse change in the business, assets or liabilities, financial condition, results of operations or business prospects of the Borrower.


                             ARTICLE EIGHT. REMEDIES

     SECTION 8.1. REMEDIES UPON DEFAULT. Upon the occurrence and continuance of any Event of Default, and the expiration of any applicable cure period, and in every such event:

     (A) notwithstanding anything in the Documents, Lender may, in its sole and arbitrary discretion, declare the principal of and interest on any or all of the Loans, any or all of the Notes, and all other amounts owed under the Documents, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and

     (B) Lender may, in its sole and arbitrary discretion, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, exercise all of the remedies of a secured party and mortgage holder under applicable law, including, but not limited to, the UCC, and all of its rights and remedies under the Documents; and

     (C) Lender may require Borrower to make the Collateral and the records pertaining to the Collateral available to the Lender at a place designated by the Lender which is reasonably convenient or may take repossession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice thereof to Borrower; and

     (D) except as otherwise provided by law, Lender may, at its option, and in its sole and arbitrary discretion, sell the Collateral at public or private sale upon such terms and conditions as Lender may reasonably deem proper, and Lender may purchase the Collateral at any such sale, and apply the net proceeds, after deducting all costs, expenses and attorneys' fees incurred at any time in the collection of the indebtedness of Borrower to the Lender and in the protection and sale of the Collateral, to the payment of said indebtedness, returning the remaining proceeds, if any, to Borrower, with Borrower remaining liable for any amount remaining unpaid after such application; and

     (E) the Lender may, at its option, and in its reasonable discretion, grant extensions, compromise claims and settle Accounts Receivable for less than face value, all without prior notice to Borrower; and

     (F) Lender may, at its option, and in its sole and arbitrary discretion, use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Borrower; and

     (G) Borrower shall, upon the request of the Lender, forthwith upon receipt, transmit and deliver to the Lender in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by Lender) which may be received by Borrower at any time in full or partial payment of any Collateral. Borrower shall not commingle any such items which may be so received by Borrower with any other of its funds or property but shall hold them separate and apart from their own funds or property and in trust for the Lender until delivery is made to Lender.

     SECTION 8.2. ATTORNEY-IN-FACT. Upon the occurrence and during the continuation of an Event of Default, Borrower hereby appoints Lender as such Person's attorney-in-fact, with full authority in such Person's place and stead and in such Person's name or otherwise, from time to time in Lender's sole and arbitrary discretion, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purpose of this Agreement.

     SECTION 8.3. REMEDIES ARE SEVERABLE AND CUMULATIVE. All provisions contained herein pertaining to any remedy of the Lender shall be and are severable and cumulative and in addition to all other rights and remedies available in the Documents, at law and in equity, and any one or more may be exercised simultaneously or successively. Any notification required pursuant to this Article Eight or under applicable law shall be reasonably and properly given to Borrower at the address and by any of the methods of giving such notice as set forth in Section 9.3 of this Agreement, at least 10 days before taking any action.


                           ARTICLE NINE. MISCELLANEOUS

     SECTION 9.1. NO WAIVER; MODIFICATIONS IN WRITING. No failure or delay on the part of Lender in exercising any right, power or remedy pursuant to the Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination or waiver of any provision of the Documents, nor any consent by Lender to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender. Any waiver of any provision of the Documents and any consent by Lender to any departure by Borrower from the terms of any provision of the Documents shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

     SECTION 9.2. SET-OFF. Lender shall have the right to set-off, appropriate and apply toward payment of any of the Liabilities, in such order of application as Lender may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of Borrower which is in transit to or in the possession, custody or control of Lender, or any agent, bailee, or Affiliate of Lender. Borrower hereby grants to Lender a security interest in all such property.

     SECTION 9.3. NOTICES, ETC. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing personally delivered or sent by overnight courier or by facsimile machine, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent by facsimile machine or one (1) days after such notice is sent by overnight courier to the intended recipient thereof in accordance with the provisions of this Section 9.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.3 of this Agreement, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated for such party below:

         If to the Borrower:          Medicus Systems Corporation
                                      One Rotary Center
                                      Suite 1111
                                      Evanston, Illinois 60201
                                      Attention:  President
                                      Phone:  (847) ________________
                                      Fax No.:  (847) _______________

         With copies to:              J. Craig Walker, Esq.
                                      Bell, Boyd & Lloyd
                                      Three First National Plaza
                                      70 West Madison Street
                                      Suite 3200
                                      Chicago, Illinois 60602
                                      Phone:  (312) 372-1121
                                      Fax No.:  (312) 372-2098

         If to the Lender:            Cole Taylor Bank
                                      850 West Jackson Blvd.
                                      Chicago, Illinois 60607
                                      Attn:  Robert J. Mathson
                                      Phone:  (312) 491-5400
                                      Fax No.:  (312) 738-5529

         With a copy to:              Steven Bright, Esq.
                                      Boehm, Pearlstein & Bright, Ltd.
                                      33 North LaSalle Street
                                      35th Floor
                                      Chicago, Illinois 60602
                                      Phone:  (312) 782-7474
                                      Fax No. (312) 782-0380

     SECTION 9.4. COSTS, EXPENSES AND TAXES. Borrower agrees to pay all out-of-pocket fees and expenses of Lender (including, but not limited to, UCC Filing and Search Fees and fees and reasonable expenses of outside counsel to Lender and paralegals) in connection with the making of the Loans and preparation, administration and enforcement of the Documents and the Loans; provided, however, that solely with respect to the fees and costs of Lender's counsel in connection with the preparation and negotiation of the Documents and making of the Loans on the Closing Date, Borrower shall only be responsible for all of Lender's counsel's out-of-pocket expenses plus up to $5,000.00 of Lender's legal fees incurred in connection with the preparation and negotiation of the Documents and making of the Loans through the Closing Date. In addition, Borrower shall pay any and all stamp, transfer and other taxes payable or determined to be payable in connection with the execution and delivery of the Documents and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. If any suit or proceeding arising from any of the foregoing is brought against Lender, Borrower, to the extent and in the manner directed by Lender, will resist and defend such suit or proceeding or cause the same to be resisted and defended by counsel approved by Lender. If Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any representation or warranty on the part of Borrower contained in this Agreement shall be breached, Lender may, in its sole and arbitrary discretion, after 10 days written notice is sent to Borrower, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; and any and all amounts so expended by the Lender shall be repayable to the Lender by Borrower immediately upon the Lender's demand therefor, with interest at a rate equal to the highest interest rate set forth in the Note in effect from time to time during the period from and including the date funds are so expended by Lender to the date of repayment, and any such amounts due and owing Lender shall be deemed to be part of the Liabilities secured hereunder. The obligations of Borrower under this Section shall survive the termination of this Agreement and the discharge of the other obligations of Borrower under the Documents.

     SECTION 9.5. COMPUTATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles applied on a basis consistent with those at the time in effect.

     SECTION 9.6. FURTHER ASSURANCES. Borrower agrees to do such further acts and things and to execute and deliver to Lender such additional assignments, agreements, powers, documents and instruments as Lender may reasonably require or deem advisable to carry into effect the purposes of the Documents, or to confirm unto Lender its rights, powers and remedies under the Documents.
     SECTION 9.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

     SECTION 9.8. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, Lender, Borrower and their respective successors, assigns, representatives and heirs. Borrower shall not assign any of its rights nor delegate any of its obligations under the Documents without the prior written consent of Lender and no such consent by Lender shall, in any event, relieve Borrower of any of its obligations under the Documents.

     SECTION 9.9. HEADINGS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

     SECTION 9.10. ENTIRE AGREEMENT. This Agreement, together with the Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of the Agreement. Except as specifically set forth in this Agreement, Lender makes no covenants to Borrower, including, but not limited to, any other commitments to provide any additional financing to Borrower.


     SECTION 9.11. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of the State of Illinois.

     SECTION 9.12. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.13. CONFLICT. In the event of any conflict between this Agreement and any of the other Documents, the terms and provisions of this Agreement shall govern and control.

     SECTION 9.14. JURISDICTION; WAIVER. BORROWER ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE LENDER IN PARTIAL CONSIDERATION OF LENDER'S RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS. BORROWER CONSENTS TO JURISDICTION IN THE STATE OF ILLINOIS AND VENUE IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF COOK FOR SUCH PURPOSES AND THEY WAIVE ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE. BORROWER WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST LENDER IN ANY JURISDICTION EXCEPT THE AFORESAID COUNTY AND STATE. LENDER AND BORROWER HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOANS, THE DOCUMENTS AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered at Chicago, Illinois as of the date first above written.

         BORROWER:                  MEDICUS SYSTEMS CORPORATION


                                    By:________________________________

                                    Title:_____________________________


         LENDER:                    COLE TAYLOR BANK


                                    By:_________________________________

                                    Title:______________________________

                 EXHIBIT 1.1(G) TO MEDICUS SYSTEMS CORPORATION -
                          LOAN AND SECURITY AGREEMENT

                              Collateral Locations


         1.       One Rotary Center
                  Suite 1111
                  Evanston, Illinois 60201

         2.       1301 Marina Village Parkway
                  Suite 105
                  Alameda, California 94501

         3.       16120 Chesterfield Parkway South
                  Suite 120
                  Chesterfield, Missouri 63017